Exhibit 99.1

francesca’s® Announces Delay in Fiscal 2018 10-K Filing and Provides Preliminary Estimated Results for Fourth Quarter Fiscal Year 2018

HOUSTON, TEXAS — April 18, 2019 — Francesca’s Holdings Corporation (Nasdaq: FRAN) today announced the Company is delaying the release of its financial results for the fourth quarter and fiscal year ended February 2, 2019. The Company will file a Form 12b-25 Notification of Late Filing for its Annual Report on Form 10-K with the Securities and Exchange Commission extending the deadline to file and will now file on or before May 3, 2019. The extension is necessary for the Company to complete its year-end closing procedures because the Company cannot timely complete its year-end closing procedures without unreasonable effort or expense while simultaneously undergoing its previously announced review of strategic and financial alternatives. The Company is providing preliminary estimated results, or range of estimated results, for the fourth quarter ended February 2, 2019 and will provide a press release on or before May 3, 2019 announcing the actual earnings once finalized.

•	Estimated net sales for the fiscal 2018 fourth quarter decreased -14% to $119.3 million from $138.5 million in the fourth quarter last year, reflecting a comparable sales decrease of -14% primarily resulting from boutique traffic declines in the low-teens. This is within the previously announced comparable sales decline guidance range of -15% to -10%.

•	Estimated adjusted diluted net loss per share for the fiscal 2018 fourth quarter is expected to be between ($0.03) and ($0.01) versus the previously announced guidance range of ($0.14) to ($0.07). Estimated adjustments to diluted net loss per share include non-cash asset impairment charges and expenses associated with the Company’s review of strategic and financial alternatives and the turnaround plan commenced in January 2019. Additionally, estimated adjustments include the stock-based compensation expense reversal associated with the resignation of the former Chief Executive Officer in February 2019. See “Non-GAAP Information” below for additional information.

•	As of February 2, 2019, it is estimated that cash and cash equivalents were approximately $20.1 million and the Company had $10.0 million outstanding under its asset-based revolving credit facility (“ABL”). As of April 6, 2019, it is estimated that cash and cash equivalents were approximately $14.2 million and the Company had $15.0 million outstanding under its ABL revolving credit facility with an estimated additional $9.0 million in availability. Additionally, the Company expects to receive an IRS refund of $8.4 million before the end of fiscal May 2019.

Michael Prendergast, Interim Chief Executive Officer, stated, “We are well underway with the implementation of a comprehensive turnaround plan to drive improved sales and margin performance through enhanced merchandise offerings and buying processes as well as aligning our expense structure to the current sales levels. We believe these actions will return the company to positive sales, cash flow, and operating income performance over the longer term. We look forward to providing more detail on our progress on the fourth quarter conference call.”

The turnaround plan involves all functional areas of the Company. Below is a brief overview of current accomplishments and in-progress initiatives:

•	Identification of approximately $15 million in annualized gross SG&A savings, before costs associated with achieving those savings. Savings began to take effect in late February 2019 primarily through optimization of boutique payroll and execution of workforce reductions in both the corporate office and field management. As the Company actively works to further reduce overall expenses, additional savings have begun to be realized.

•	For the first quarter fiscal 2019, the Company expects a modest deceleration in comparable sales declines attributable to the simplification of the promotional strategy and markdown cadence as well as enhancements to its merchandise presentation in the boutiques.

•	The Company has started to implement buying, merchandising and planning processes to better realign with demand based, fast fashion principles and expects merchandise improvements to be reflected in the boutique assortments in early June 2019.

•	Management is aggressively working to optimize the boutique real estate portfolio to improve their financial performance. With a network of over 700 stores there are many opportunities to reduce the cost structure and increase boutique productivity.

Preliminary Estimated Results

The Company’s announced preliminary estimated results for its fiscal fourth quarter ended February 2, 2019 are preliminary and may change. The Company has not completed its normal quarterly and year-end closing procedures for the quarter and year ended February 2, 2019 and there can be no assurance that final results for the quarter and year-end will not differ from the preliminary estimated results included herein, including as a result of year-end closing procedures adjustments. In addition, these preliminary estimated results should not be viewed as a substitute for full interim or audited financial statements prepared in accordance with GAAP that have been reviewed and/or audited by the Company’s auditors.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that are expected. These risks and uncertainties include, but are not limited to, the following: the risk that the Company does not realize the anticipated benefits of its turnaround plan and the Company experiences unanticipated costs related to the plan; the risk that the Company’s previously disclosed exploration of strategic and financial alternatives may not result in any transaction or alternative that enhances value; the risk that the Company may not be able to successfully integrate its Interim Chief Executive Officer and attract and integrate a new Chief Executive Officer; the risk that the Company cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences or changes in consumer environment, including changing expectations of service and experience in boutiques and online, and evolve its business model; the Company’s merchandise planning and buying policies and processes do not lead to merchandise offerings that resonate with customers; the Company’s ability to attract a sufficient number of customers to the Company’s boutiques or sell sufficient quantities of its merchandise through its ecommerce website; the Company’s ability to successfully open, close, refresh and operate boutiques each year, as necessary, to ensure an appropriate brick and mortar footprint; the Company is unable to reduce its real estate lease cost structure or increase boutique productivity; the Company’s ability to efficiently source and distribute merchandise quantities necessary to support its business needs; and the impact of potential tariff increases or new tariffs. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in the Company’s forward-looking statements, please refer to "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended February 3, 2018 filed with the Securities and Exchange Commission (“SEC”) on March 28, 2018 and any risk factors contained in subsequent quarterly and annual reports it files with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement. Additionally, the Company may not issue future press releases discussing guidance or financial results such as this one other than associated with routine quarterly and annual financial reporting.

Non-GAAP Information

This press release includes estimated non-GAAP adjusted diluted loss per share, a non-GAAP financial measure. The Company believes this non-GAAP financial measure not only provides the Company’s management with comparable financial data for internal financial analysis but also provides meaningful supplemental information to investors. Specifically, this non-GAAP financial measure allows investors to better understand the performance of the business and facilitate a meaningful evaluation of the Company’s preliminary estimate for diluted loss per share for the fourth quarter of fiscal year 2018. This non-GAAP measure should be considered a supplement to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. No reconciliation of estimated non-GAAP adjusted diluted loss per share is provided in this press release because some of the excluded information is not yet ascertainable or accessible and the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

About Francesca's Holdings Corporation

francesca's® is a specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and personalized shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. As of February 2, 2019, francesca's® operated approximately 727 boutiques in 47 states and the District of Columbia and also serves its customers through francescas.com. For additional information on francesca's®, please visit www.francescas.com.

CONTACT:
ICR, Inc.	Company
Jean Fontana	Kelly Dilts 832-494-2236
646-277-1214	Kate Venturina 832-494-2233
IR@francescas.com